Exhibit 99.1

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

•            Growth Across Multiple Segments Drives Revenue of $907.5 Million

•            Company Reports EPS of $0.58 and Adjusted EBITDA of $146 Million

•            On Track for More Than $70 Million in Safety-Kleen Cost Synergies in 2013

•            Confirms 2013 Revenue Guidance and Revises Adjusted EBITDA Guidance

•            Provides Preliminary 2014 Guidance

Norwell, Mass. — November 6, 2013 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2013.

Results for 2013 reflect the December 2012 acquisition of Safety-Kleen.  Revenues for the third quarter of 2013 increased 70% to $907.5 million, compared with $533.8 million in the same period in 2012.  Income from operations in the third quarter of 2013 increased 30% to $73.6 million from $56.7 million in the same period of 2012, which includes a 68% increase in depreciation and amortization expense.

Third-quarter 2013 net income was $35.4 million, or $0.58 per diluted share, compared with $12.4 million, or $0.23 per diluted share, in the third quarter of 2012. The Company’s third-quarter 2013 net income includes approximately $2.7 million in pre-tax integration and severance costs. The third quarter of 2012 included a $26.4 million pre-tax charge related to senior debt refinancing. The effective tax rate in the third quarter of 2013 was 34.7%, compared with 33.8% in the same period of last year.

Adjusted EBITDA (see description below) in the third quarter of 2013 increased 45% to $146.0 million, compared with $100.5 million in the same period of 2012. Third-quarter 2013 Adjusted EBITDA includes the $2.7 million in pre-tax integration and severance costs.

Comments on the Third Quarter

“In the third quarter, we exceeded $900 million in quarterly revenue for the first time in our history,” said Alan S. McKim, Chairman and Chief Executive Officer. “The 70% year-over-year growth was not only driven by the addition of Safety-Kleen but by a solid performance in our legacy business.  Our Technical Services and Industrial and Field Services segments each achieved double-digit growth compared with a year ago. At the same time, our Oil and Gas Field Services segment had a strong quarter, growing 27% over the same period in 2012. Within Safety-Kleen, our Oil Re-refining and Recycling segment rebounded from a soft second quarter with higher total volume of base oil and blended oil sales, improved pricing and increased sales of byproducts.”

“From a margin perspective, we delivered third-quarter Adjusted EBITDA of just over 16% in the third quarter.  This is down from the 18.8% we achieved in the third quarter a year ago as Safety-Kleen continues to

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

weigh on our margins in the near-term.  However, we continued to deliver significant sequential margin improvement compared with the 11.3% we reported in the first quarter and 14.4% in the second quarter.  This quarter’s solid performances in Technical Services and Oil and Gas Field Services were partly offset by some margin weakness in SK Environmental Services. Within Technical Services, incineration utilization surpassed 93% in the quarter and we generated an increase in landfill activity due to a rise in large-scale project volumes. Within Oil and Gas Field Services, Adjusted EBITDA increased by nearly 50% from a year ago, reflecting an increase in our seismic business in Western Canada, as well as flood and oil-spill cleanup work in the region.”

“For Safety-Kleen, we achieved more than $25 million in cost synergies in the third quarter, bringing our year-to-date total to more than $47 million. We remain on track to achieve our targeted range of 2013 cost synergies of $70 million to $75 million, which will translate into $100 million in annualized cost synergies in 2014.”

Business Outlook and Financial Guidance

“Looking ahead, we anticipate a solid finish to 2013 and continued growth momentum entering 2014.  Our Technical Services segment has been consistently achieving high utilization levels and steady volumes, with strong contributions resulting from our acquisition of Safety-Kleen. Within the Industrial and Field Services segment, we continue to play a key role in Western Canada, particularly in the Oil Sands region, where we will benefit from the recent opening of our Ruth Lake lodge, which had been previously delayed by flooding and adverse weather. Our Oil and Gas Field Services segment is heading into the Canadian winter drilling season with a steady pipeline of potential projects and good prospects for expansion in the U.S. Within the Oil Re-refining and Recycling segment, the acquisition of Evergreen Oil in California — along with recent increases in our base oil and blended products — positions us for profitable growth. The outlook for our SK Environmental Services segment is positive as we intend to reinvigorate profitable growth in that business through cross-selling initiatives and capturing additional efficiencies,” McKim concluded.

Based on its year-to-date performance and current market conditions, Clean Harbors is maintaining its previously announced 2013 annual revenue guidance and revising its previously announced Adjusted EBITDA range. The Company continues to expect 2013 revenues in the range of $3.50 billion to $3.55 billion.  The Company currently expects Adjusted EBITDA in the range of $523 million to $528 million, compared with its previous guidance of $535 million to $545 million, primarily as a result of the delayed opening of the Ruth Lake lodge and lower-than-expected Adjusted EBITDA contributions from the Oil Sands region in the second half.

Based upon preliminary estimates of the markets it serves, the Company currently expects 2014 revenues in the range of $3.7 billion to $3.8 billion.  With this level of growth, the Company expects its 2014 Adjusted EBITDA to be in a range of $610 million to $640 million.  This guidance is exclusive of any potential

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

future acquisitions. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance for 2013 and 2014 is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the third quarter and first nine months of 2013 and 2012 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net income	$35,361	$12,359	$68,765	$67,800
Accretion of environmental liabilities	2,914	2,488	8,628	7,409
Depreciation and amortization	69,430	41,300	196,904	116,794
Other expense (income)	150	91	(2,030)	465
Loss on early extinguishment of debt	—	26,385	—	26,385
Interest expense, net	19,326	11,596	58,784	33,836
Pre-tax, non-cash acquisition accounting adjustments	—	—	13,559	—
Provision for income taxes	18,771	6,308	36,160	37,487
Adjusted EBITDA	$145,952	$100,527	$380,770	$290,176

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2013
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$97	to	$110	2.8%	to	3.1%
Adjustments:
Pre-tax, non-cash acquisition accounting adjustments	14	to	14	0.4%	to	0.4%
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	265	to	255	7.5%	to	7.2%
Interest expense, net	79	to	78	2.3%	to	2.2%
Provision for income taxes	55	to	60	1.6%	to	1.7%
Projected Adjusted EBITDA	$523	to	$528	15.0%	to	14.9%

Revenues (In millions)	$3,500	to	$3,550

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$151	to	$181	4.1%	to	4.8%
Adjustments:
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	280	to	270	7.6%	to	7.1%
Interest expense, net	79	to	78	2.1%	to	2.0%
Provision for income taxes	87	to	100	2.3%	to	2.6%
Projected Adjusted EBITDA	$610	to	$640	16.5%	to	16.8%

Revenues (In millions)	$3,700	to	$3,800

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the expected Safety-Kleen synergies and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

 (in thousands except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenues	$907,535	$533,806	$2,630,226	$1,628,946
Cost of revenues (exclusive of items shown separately below)	647,119	372,940	1,897,469	1,140,878
Selling, general and administrative expenses	114,464	60,339	365,546	197,892
Accretion of environmental liabilities	2,914	2,488	8,628	7,409
Depreciation and amortization	69,430	41,300	196,904	116,794
Income from operations	73,608	56,739	161,679	165,973
Other (expense) income	(150)	(91)	2,030	(465)
Loss on early extinguishment of debt	—	(26,385)	—	(26,385)
Interest (expense), net	(19,326)	(11,596)	(58,784)	(33,836)
Income before provision for income taxes	54,132	18,667	104,925	105,287
Provision for income taxes	18,771	6,308	36,160	37,487
Net income	$35,361	$12,359	$68,765	$67,800
Earnings per share:
Basic	$0.58	$0.23	$1.14	$1.27
Diluted	$0.58	$0.23	$1.13	$1.27

Weighted average common shares outstanding	60,610	53,374	60,542	53,303
Weighted average common shares outstanding plus potentially dilutive common shares	60,760	53,565	60,692	53,519

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	September 30,	December 31,
	2013	2012
Current assets:
Cash and cash equivalents	$248,635	$229,836
Marketable securities	11,787	11,778
Accounts receivable, net	603,054	541,423
Unbilled accounts receivable	42,122	27,072
Deferred costs	17,097	6,888
Prepaid expenses and other current assets	41,880	75,778
Inventories and supplies	155,301	171,441
Deferred tax assets	21,898	22,577
Total current assets	1,141,774	1,086,793

Property, plant and equipment, net	1,615,427	1,531,763

Other assets: Long-term investments	4,352	4,354
Deferred financing costs	21,565	21,657
Goodwill	590,152	593,771
Permits and other intangibles, net	567,776	572,817
Other	15,806	14,651
Total other assets	1,199,651	1,207,250
Total assets	$3,956,852	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	September 30,	December 31,
	2013	2012
Current liabilities:
Current portion of capital lease obligations	$1,973	$5,092
Accounts payable	321,097	256,468
Deferred revenue	61,912	50,942
Accrued expenses	256,813	232,429
Current portion of closure, post-closure and remedial liabilities	27,737	24,121
Total current liabilities	669,532	569,052
Other liabilities:
Closure and post-closure liabilities, less current portion	39,982	45,457
Remedial liabilities, less current portion	151,866	151,890
Long-term obligations	1,400,000	1,400,000
Capital lease obligations, less current portion	1,669	2,879
Deferred taxes, unrecognized tax benefits and other long-term liabilities	217,683	224,456
Total other liabilities	1,811,200	1,824,682
Total stockholders’ equity, net	1,476,120	1,432,072
Total liabilities and stockholders’ equity	$3,956,852	$3,825,806

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
Revenue	September 30, 2013			September 30, 2012
	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$269,465	$36,370	$305,835	$247,355	$7,616	$254,971
Oil Re-refining and Recycling	151,565	(64,918)	86,647	—	—	—
SK Environmental Services	150,535	36,516	187,051	—	—	—
Industrial and Field Services	227,754	(7,249)	220,505	203,371	(8,777)	194,594
Oil and Gas Field Services	107,627	204	107,831	82,812	1,828	84,640
Corporate Items	589	(923)	(334)	268	(667)	(399)
Total	$907,535	$—	$907,535	$533,806	$—	$533,806

	For the Nine Months Ended:
Revenue	September 30, 2013			September 30, 2012
	Third Party Revenues	Intersegment Revenues, net	Direct Revenues	Third Party Revenues	Intersegment Revenues, net	Direct Revenues
Technical Services	$759,666	$88,769	$848,435	$712,313	$26,040	$738,353
Oil Re-refining and Recycling	438,191	(186,053)	252,138	—	—	—
SK Environmental Services	453,325	126,525	579,850	—	—	—
Industrial and Field Services	693,667	(32,132)	661,535	608,768	(31,198)	577,570
Oil and Gas Field Services	294,183	6,000	300,183	306,566	6,620	313,186
Corporate Items (1)	(8,806)	(3,109)	(11,915)	1,299	(1,462)	(163)
Total	$2,630,226	$—	$2,630,226	$1,628,946	$—	$1,628,946

(1)   Corporate Items revenue for the nine months ended September 30, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 31, 2012. Revenue for the five reportable segments for the nine months ended September 30, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Third-Quarter 2013 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Technical Services	$78,849	$68,241	$208,284	$188,673
Oil Re-refining and Recycling	18,892	—	46,861	—
SK Environmental Services	22,951	—	84,162	—
Industrial and Field Services	48,096	43,278	138,638	117,914
Oil and Gas Field Services	20,854	14,132	52,372	62,299
Corporate Items	(43,690)	(25,124)	(149,547)	(78,710)
Total	$145,952	$100,527	$380,770	$290,176

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com